                                                                    EXHIBIT 4(a)

                   CERTIFICATE OF AMENDMENT TO THE RESTATED
                        CERTIFICATE OF INCORPORATION OF
                          UNITED WATER RESOURCES INC.


TO:  THE SECRETARY OF STATE
     STATE OF NEW JERSEY

          Pursuant to the provisions of Sections 14A:9-2(4) and 14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Restated Certificate of
Incorporation:

          1. The name of the corporation is United Water Resources Inc. (hereinafter called the "Corporation").

          2. The following amendment to the Restated Certificate of Incorporation was approved by the Board of Directors and thereafter was duly adopted by the shareholders of the Corporation on the 10th day of March, 1994:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors") in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby amends the Restated Certificate of Incorporation by the addition of the following provision stating the number, designations, relative rights, preferences and limitations of a series of Preference Stock of the Corporation, designated as Series A Cumulative Convertible Preference Stock:

          Series A Cumulative Convertible Preference Stock:

          Section 1.  Designation and Amount.  (a)  The shares of such series
                      ----------------------
shall be designated as the "Series A Cumulative Convertible Preference Stock" (the "Series A Preference Stock") and the number of shares constituting such series shall be 4,000,000, which number may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that such
                                                   --------  -------
number may not be decreased below the number of then currently outstanding shares of Series A Preference Stock plus the number of shares of Series A Preference Stock reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preference Stock.

          (b) The Series A Preference Stock shall rank, with respect to voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof, including, without limitation, with respect to the payment of dividends and the distribution of assets, whether upon liquidation or otherwise, (i) equally with respect to all other series of Parity Stock (as defined in Section 10), (ii) after all shares of any class or series of the Senior Stock (as defined in Section 10), and (iii) prior to all shares of Junior Stock (as defined in Section 10).

          Section 2.  Dividends and Distributions.  (a)  Subject to the rights
                      ---------------------------
of the holders of any shares of Senior Stock, the holders of shares of Series A Preference Stock, in preference to the holders of any shares of Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends at the annual rate of $.69 per share, and no more, in equal quarterly payments on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date which is at least 10 days after the Issue Date (as defined in Section 10) of the Series A Preference Stock; provided, however, that with respect to such first Quarterly Dividend
       --------  -------
Payment Date, the holders of shares of Series A Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, a cumulative cash dividend in respect of each share of Series A Preference Stock in an amount equal to the product of (i) $.69 and (ii) a fraction equal to the number of days from (and including) the Issue Date to (but excluding) such Quarterly Dividend Payment Date divided by 90, and no more.

          (b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the Issue Date. The amount of dividends so payable shall be determined on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preference Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

          (c) In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any subsidiary of the Corporation) on its Common Stock, without par value (the "Common Stock"), other than (i) dividends payable in cash from retained earnings of the Corporation, as determined in accordance with generally accepted accounting principles consistently applied in accordance with past practice, (ii) any dividend or distribution of shares of Common Stock or (iii) any distribution pursuant to any employee benefit plan or program of the Corporation, then, and in each such case, the holders of shares of Series A Preference Stock shall be entitled to receive from the Corporation, with respect to each share of Series A Preference Stock held, the same dividend or distribution received by a holder of the number of shares of Common Stock into which such share of Series A Preference Stock is convertible on the record date for such dividend or distribution (which amount shall be determined without regard to whether the shares of Series A Preference Stock are then actually convertible pursuant to
Section 8). Any such dividend or distribution shall be declared, ordered, paid or made on the Series A Preference Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock and the record date for such dividend or distribution on the Series A Preference Stock shall be the same record date for such dividend or distribution on the Common Stock.

          (d) The holders of shares of Series A Preference Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

          Section 3.  Voting Rights.  In addition to any voting rights provided
                      -------------
by law, the holders of shares of Series A Preference Stock shall have the following voting rights:

          (a) If on any date a total of six consecutive quarterly dividends on the Series A Preference Stock have fully accrued but have not been paid in full (a "Dividend Default"), the holders of shares of Series A Preference Stock shall have the right, voting together as a single class, to elect one director, which director may but need not be an officer of the Corporation, to the Board of Directors. For the taking of any action as provided in this Section 3 by the holders of shares of the Series A Preference Stock, each such holder shall have one vote for each share of such stock standing in his or her name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Trading Day (as defined in Section 10) next preceding the day on which notice is given, or if notice is waived, at the close of business on the Trading Day next preceding the day on which the meeting is held. Such right of the holders of shares of Series A Preference Stock to vote for the election of such director to the Board of Directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders called for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of a majority of all outstanding shares of Series A Preference Stock, until dividends in default on the outstanding shares of Series A Preference Stock shall have been paid in full, at which time the term of office of the director so elected shall terminate automatically. So long as such right to vote continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Series A Preference Stock as hereinabove authorized), the Secretary of the Corporation may call, and upon the written request of the holders of record of a majority of the outstanding shares of Series A Pre-ference Stock addressed to him at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such director as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Corporation's By-laws for the holding of meetings of stockholders of the Corporation. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Series A Preference Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of a majority of the outstanding shares of Series A Preference Stock shall have acted by written consent in lieu of a meeting with respect thereto, then the authorized number of directors shall be increased by one, and the holders of the Series A Preference Stock shall be entitled to elect the additional director. The absence of a quorum of the holders of any other class or series of capital stock of the Corporation at any such annual or special meeting shall not affect the exercise by the holders of the Series A Preference Stock of such voting rights. A director so elected shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the term of office of the person so elected as director shall have terminated under the circumstances set forth in the second sentence of this paragraph (a). If the director so elected by the holders of the Series A Preference Stock as a class shall cease to serve as a member of the Board of Directors before his or her term shall expire, the holders of the Series A Preference Stock then outstanding and entitled to vote for such director may, by written consent as hereinabove provided, or at a special meeting of such holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant. After the holders of the Series A Preference Stock shall have exercised their right to elect the director pursuant to the terms of this paragraph (a), the authorized number of directors shall not be increased or decreased, regardless of the terms of any shares of Junior Stock, or decreased, regardless of the terms of any other stock of the Corporation, except by a class vote of the holders of the Series A Preference Stock as provided above. The rights of the holders of the Series A Preference Stock to elect the director pursuant to the terms of this paragraph (a) shall not be adversely affected by the voting or other rights applicable to any other security of the Corporation. Notwithstanding anything to the contrary in this paragraph (a), the director elected or appointed pursuant to this paragraph (a) as a result of a Dividend Default shall not be elected or appointed if the Corporation is advised in writing by its outside counsel that such director would not be qualified under the Corporation's Restated Certificate of Incorporation or By-Laws or any applicable statutory or regulatory standards to serve as a director of the Corporation or if the Corporation otherwise reasonably objects to such director because such director either (i) is a director or officer of a direct competitor of the Corporation or (ii) has engaged in any adverse conduct that would require disclosure under Item 7 of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in which case the holders of the Series A Preference Stock shall withdraw such director and elect or nominate a replacement therefor (which replacement would be subject to the requirements of this sentence). Any such objection by the Corporation must be made no later than fourteen (14) days after the holders of the Series A Preference Stock identify such director to the Corporation.

          (b) Except as provided herein or as required by law, the holders of shares of Series A Preference Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

          Section 4.  Certain Restrictions.  (a)  Whenever quarterly dividends
                      --------------------
payable on shares of Series A Preference Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of Series A Preference Stock shall have been paid in full or declared and set apart for payment, the Corporation shall not: (i) declare or pay dividends, or make any other distributions, on any shares of Junior Stock other than dividends or distributions payable in Junior Stock; or (ii) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except (1) dividends or distributions payable in Junior Stock and (2) dividends or distributions paid ratably on the Series A Preference Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series A Preference Stock and such Parity Stock are then entitled.

          (b) Whenever quarterly dividends payable on shares of Series A Preference Stock provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of Series A Preference Stock shall have been paid in full or declared and set apart for payment, the Corporation shall not: (i) redeem or purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; or (ii) purchase or otherwise acquire for consideration any shares of Series A Preference Stock.

          (c) Notwithstanding the foregoing, nothing herein shall prevent the Corporation from declaring or effecting any dividend, distribution or redemption pursuant to the Rights Agreement (as defined in Section 10).

          (d) The Corporation shall not permit any majority-owned direct or indirect subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (b) of this Section 4, purchase such shares at such time and in such manner.

          Section 5.  Redemption.  (a)  On the tenth anniversary of the Issue
                      ----------
Date (the "Redemption Date"), and subject to the rights of the holders of any shares of Senior Stock, the Corporation shall, at a redemption price per share equal to the sum of $13.794 per share (the "Liquidation Preference") plus an amount equal to all dividends per share accrued and unpaid on the Redemption Date (including a per share dividend in an amount equal to the product of (i) the Liquidation Preference and (ii) a fraction equal to the number of days from (and including) the last Quarterly Dividend Payment Date to (but excluding) the Redemption Date divided by 90) (the "Redemption Price"), redeem out of funds legally available therefor, all shares of Series A Preference Stock outstanding on the Redemption Date; provided, however, that if there are insufficient
                        --------  -------
legally available funds for redemption under this paragraph (a), the Corporation shall redeem such lesser number of shares of Series A Preference Stock, to the extent there are funds legally available therefor, and shall redeem all or part of the remainder of the shares of Series A Preference Stock subject to redemption as soon as the Corporation has sufficient funds which are legally available therefor, until all such shares of Series A Preference Stock have been redeemed.

          (b) In the event of a redemption of only a portion of the then outstanding shares of Series A Preference Stock, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder of Series A Preference Stock.

          (c) Notice of the redemption of shares of Series A Preference Stock (the "Redemption Notice") shall be mailed not less than 20, but not more than 60 days prior to the Redemption Date to each holder of shares of Series A Preference Stock to be redeemed, at such holder's address as it appears, on the transfer books of the Corporation.

          (d) On or before the Redemption Date each holder of Series A Preference Stock shall surrender the certificate or certificates representing such shares of Series A Preference Stock to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable in cash on the Redemption Date to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. The Corporation shall not be obligated to make any redemption payment unless or until the certificates representing the shares to be redeemed have been surrendered in accordance with this paragraph (d). In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (e) Unless the Corporation defaults in the payment in full of the Redemption Price, dividends on the Series A Preference Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of such shares redeemed shall cease to have any further rights with respect thereto on the Redemption Date, other than to receive the Redemption Price without interest.

          Section 6.  Reacquired Shares.  Any shares of Series A Preference
                      -----------------
Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preference stock, without par value, of the Corporation and may be reissued as part of another series of preference stock, without par value, of the Corporation subject to the conditions or restrictions on authorizing or creating any class or series, or any shares of any class or series as set forth herein.

          Section 7.  Liquidation, Dissolution or Winding Up.  (a)  Upon any
                      --------------------------------------
liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, no distribution shall be made (i) to the holders of shares of Junior Stock, unless, prior thereto, the holders of shares of Series A Preference Stock shall have received the Liquidation Preference per share of Preference Stock, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date of such payment or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series A Preference Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the net assets of the Corporation distributable among the holders of all outstanding shares of Series A Preference Stock and any other series of Parity Stock upon liquidation, dissolution or winding up shall be insufficient to permit the payment in full to all such holders of the preferential amounts to which they are entitled, then, the net assets so distributable shall be distributed among such holders ratably in proportion to the full amounts to which they would otherwise be entitled.

          (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined in Section 10) or Persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation to a Person or Persons other than the holders of the Junior Stock, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

          Section 8.  Conversion.  Any conversion of shares of the Series A
                      ----------
Preference Stock or any portion thereof shall be subject to the terms and conditions set forth in this Section 8.

          (a) Each share of Series A Preference Stock shall be convertible at the option of the holder thereof into .83333 fully paid and nonassessable share of Common Stock (subject to adjustment from time to time pursuant to paragraphs (b) through (f) of this Section 8) at any time from (and including) the second anniversary of the Issue Date to (and including) the Redemption Date.

          (b) The number of shares of Common Stock into which each share of Series A Preference Stock is convertible shall be subject to adjustment from time to time as follows:

               (i) In case the Corporation shall at any time or from time to time pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case,

                    (A) the number of shares of Common Stock into which each
               share of Series A Preference Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of Series A Preference Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier; and

                    (B) any adjustment made pursuant to this subparagraph (i)
               shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

              (ii) In case the Corporation shall issue shares of Common Stock (or other securities convertible into or exchangeable for shares of Common Stock) after the Issue Date (the "Issued Securities") at a price per share of Common Stock (or having a conversion or exchange price per share of Common Stock) less than the Closing Price per share of Common Stock on the Trading Day (as defined in Section 10) immediately preceding the date of issuance of such Issued Securities other than (w) in a transaction to which paragraph (c) of Section 2 or subparagraph (i) of this paragraph (b) is applicable, (x) pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation, and the investment of additional option amounts, in shares of

          Common Stock, in any such case at a price per share of not less than 95% of the current market price (determined as provided in such plans) per share of Common Stock, or pursuant to any employee benefit plan or program of the Corporation or pursuant to the Rights Agreement, (y) pursuant to any underwritten public offering where the price to public per share of Common Stock (or the conversion or exchange price per share of Common Stock based upon the price to public) is at or above the Closing Price on the Trading Day immediately preceding the date of pricing of such offering, or (z) as consideration for the acquisition of all or a portion of the stock or assets of any Person which is not a subsidiary of the Corporation, then, and in each such case,

                    (A) the number of shares of Common Stock into which each
               share of Series A Preference Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock into which each share of Series A Preference Stock was convertible at the close of business on the Trading Day immediately preceding the date of issuance of such Issued Securities by a fraction (I) the numerator of which is the sum of (1) the number of shares of Common Stock outstanding at the close of business on the Trading Day immediately preceding the date of issuance of such Issued Securities and (2) the number of additional shares of Common Stock issued (or issuable upon the conversion or exchange of such Issued Securities into Common Stock) and (II) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding at the close of business on the Trading Day immediately preceding the date of issuance of such Issued Securities and (2) the number of shares of Common Stock which the aggregate consideration paid for such Issued Securities would purchase at the Closing Price per share of Common Stock on the Trading Day immediately preceding the date of issuance of such Issued Securities. For purposes of this subparagraph (ii), the aggregate consideration paid for the Issued Securities shall be deemed to be equal to the sum of the aggregate subscription or purchase price paid by the purchasers of the Issued Securities from any underwriter or placement agent thereof plus the aggregate amount, if any, payable upon the conversion or exchange of the Issued Securities into shares of Common Stock; and

                    (B) any adjustment made pursuant to this subparagraph (ii)
               shall become effective immediately after the date of issuance of such Issued Securities.

               (iii) In case at any time the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Common Stock and excluding any transaction to which subparagraph (i) or (ii) of this paragraph (b) applies) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Corporation is a party, exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that the holder of each share of Series A Preference Stock shall be entitled, upon conversion, to an amount per share equal to
          (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which a share of Series A Preference Stock is convertible immediately prior to the consummation of such transaction.

          (c) In case the Corporation shall be a party to a transaction described in subparagraph (b)(iii) above resulting in the change or exchange of the Corporation's Common Stock then, from and after the date of announcement of the pendency of such subparagraph (b)(iii) transaction until the effective date thereof, each share of Series A Preference Stock may be converted, at the option of the holder thereof, into shares of Common Stock on the terms and conditions set forth in this Section 8, and if so converted during such period, such holder shall be entitled to receive such consideration in exchange for such holder's shares of Common Stock as if such holder had been the holder of such shares of Common Stock as of the record date for such change or exchange of the Common Stock.

          (d) If any adjustment in the number of shares of Common Stock into which each share of Series A Preference Stock may be converted required pursuant to this Section 8 would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of Series A Preference Stock is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment, which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each share of Series A Preference Stock is then convertible.

          (e) The Board of Directors may increase the number of shares of Common Stock into which each share of Series A Preference Stock may be converted, in addition to the adjustments required by this Section 8, as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder for federal income tax purposes of shares of Common Stock or Series A Preference Stock resulting from any events or occurrences giving rise to adjustments pursuant to this Section 8 or from any other similar event.

          (f) The holder of any shares of Series A Preference Stock may exercise his right to convert such shares into shares of Common Stock, subject to the limitations in this Section 8, by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series A Preference Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this
Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preference Stock pursuant hereto. Within 15 days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series A Preference Stock so converted, shall be entitled and (ii) if less than the full number of shares of Series A Preference Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Series A Preference Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

          (g) Upon conversion of any shares of Series A Preference Stock, the holder thereof shall not thereafter be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares of Series A Preference Stock so converted; provided, however, that such holder shall be entitled to
                    --------  -------
receive any dividends on such shares of Series A Preference Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of shares of Series A Preference Stock entitled to receive payment of such dividend.

          (h) In connection with the conversion of any shares of Series A Preference Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price per share of Common Stock on the day on which such shares of Series A Preference Stock are deemed to have been converted.

          (i) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Shares of the Series A Preference Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series A Preference Stock. The Corporation shall from time to time, subject to and in accordance with the laws of the State of New Jersey, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Series A Preference Stock.

          (j) In computing the adjustment which a holder of Series A Preference Stock shall receive pursuant to paragraph (b) of this Section 8, the fact that shares of Series A Preference Stock may not be presently convertible shall be ignored and such computation shall be made as if such shares were presently convertible.

          Section 9.  Reports as to Adjustments.  Whenever the number of shares
                      -------------------------
of Common Stock into which each share of Series A Preference Stock is convertible is adjusted as provided in Section 8, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series A Preference Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock into which the shares of Series A Preference Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A Preference Stock is convertible (and the new number of votes to which each share of Series A Preference Stock is entitled), as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

          Section 10.  Definitions.  For the purposes of this Certificate of
                       -----------
Amendment relating to the Series A Preference Stock which embodies this resolution:

          "Closing Price" per share of Common Stock on any date shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If the Common Stock is not publicly held or so listed or publicly traded, "Closing Price" shall mean the per share amount which a willing buyer would pay a willing seller in an arms-length transaction as determined in good faith by the Board of Directors of the Corporation.

          "Issue Date" shall mean the first date on which shares of Series A Preference Stock are issued.

          "Junior Stock" shall mean the Common Stock and any other capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary) to the Series A Preference Stock.

          "Parity Stock" shall mean any capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary) with the Series A Preference Stock.

          "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Rights Agreement" shall mean the Rights Agreement dated as of July 12, 1989, as amended September 15, 1993 and as such agreement may be further amended, extended, renewed or replaced from time to time, between the Corporation and First Interstate Bank, Ltd., as Rights Agent, or any successor Rights Agent.

          "Senior Stock" shall mean the Corporation's Series A Participating Preferred Stock, without par value, the Corporation's Series B 7-5/8% Cumulative Preferred Stock, without par value, and any other capital stock of the Corporation ranking senior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary) to the Series A Preference Stock.

          "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York or New Jersey are authorized or obligated to close.

          Section 11.  Amendment.  The Restated Certificate of Incorporation of
                       ---------
the Corporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the Series A Preference Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preference Stock, voting together as a single class.

          3. The resolution set forth in the preceding paragraph was duly adopted by the Board of Directors of the Corporation on September 15, 1993.

          4. The total number of shares entitled to vote on the adoption of the amendment was 20,494,184.

          5. The number of shares voting for, voting against and abstaining from the vote on such amendment is as follows:

 NUMBER OF SHARES       NUMBER OF SHARES  NUMBER OF SHARES
    VOTING FOR           VOTING AGAINST      ABSTAINING
     AMENDMENT             AMENDMENT

    12,498,712              384,378            167,428


          6. The effective date of this Certificate of Amendment is April 22, 1994.

                                    UNITED WATER RESOURCES INC.



                                    By   /s/ Donald L. Correll
                                       -----------------------
                                       Donald L. Correll
                                       President and Chief
                                         Executive Officer

DATED:  April 22, 1994